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                                                                  EXHIBIT 10.15

                                 TERMINATION OF
                   AMENDED AND RESTATED SPLIT DOLLAR AGREEMENT

                            ALLMERICA LIFE INSURANCE
                              POLICY NO. V062414100

     AGREEMENT made as of this 27th day of January, 2003, by and between Dennis Adomaitis (the "Employee"), and The J. Jill Group, Inc., a Delaware corporation (the "Employer").

     WHEREAS, the Employee is the owner of Policy No. V062414100 (the "Policy") issued by Allmerica Financial Life Insurance and Annuity Company, of Worcester, Massachusetts (the "Insurer"); and

     WHEREAS, the Employer has paid premiums on the Policy pursuant to a Split Dollar Agreement and an Amended and Restated Split Dollar Agreement, (collectively the "Split Dollar Agreement"), and

     WHEREAS, the Employee has assigned the Policy to the Employer for the purpose of providing security for the repayment of such premium payments pursuant to an Assignment of Life Insurance Policy as Collateral attached as
SCHEDULE 1 to the Split Dollar Agreement (the "Collateral Assignment"); and

     WHEREAS, it is the desire of the parties to terminate the Split Dollar Agreement and to surrender the Policy;

     NOW THEREFORE, in consideration of the mutual promises contained herein, it is agreed between the parties hereto as follows:

ARTICLE 1: SURRENDER OF POLICY

     The parties agree that the Employee shall surrender the Policy. The Employer shall notify the Insurer of the Employee's surrender of the Policy. The Employee agrees to sign a letter in the form of Exhibit A, and agrees further to sign any additional documents required for surrender of the Policy.

ARTICLE 2: PAYMENT OF CASH SURRENDER VALUE

     As of the date of this Termination Agreement, the value of the cash surrender value of the Policy is less than the Premium Reimbursement (as defined in the Split Dollar Agreement). Thus, pursuant to the terms of the Split Dollar Agreement, upon surrender of the Policy the full amount of the cash surrender value shall be paid to the Employer. The Employee understands and acknowledges that he or she shall not receive any money upon surrender of the Policy.

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ARTICLE 3: TERMINATION OF AGREEMENT

     The parties agree that the Split Dollar Agreement shall terminate upon the Employer's receipt of the cash surrender value of the Policy pursuant to Article 2 above, and be of no further force or effect. Upon termination of the Split Dollar Agreement pursuant to this Termination Agreement, the Employer shall have no further obligation or liability under the Split Dollar Agreement.

ARTICLE 4: OBLIGATIONS OF INSURER

     Any payments made or action taken by the Insurer in accordance with the provisions of the Policy and the Collateral Assignment, and this Termination Agreement, shall fully discharge it from all claims, suits, and demands of all persons whatsoever.

ARTICLE 5: MISCELLANEOUS

     A. This Agreement shall be binding upon the parties hereto, their heirs, legal representative, successors and assigns.

     B. This Agreement terminates all prior agreements between or among the parties with respect to the Policy, and no change, alteration, or modification may be made except in writing signed by all parties hereto. Without limiting the generality of the foregoing, this Agreement, pursuant to Article 3 above, terminates the Amended and Restated Split Dollar dated as of September 18, 2002 and the related Assignment of Life Insurance Policy as Collateral dated as of September 18, 2002 between the Employer and the Employee, and the Split Dollar Agreement dated as of November 18, 1999 and the related Assignment of Life Insurance Policy as Collateral dated as of November 18, 1999 between the Employer and the Employee, each of which shall no longer have any force or effect.

     C. This Agreement shall be governed by and construed in accordance with the provisions of the laws of the Commonwealth of Massachusetts without regard to its principles of conflicts of laws.

     D. Any dispute, controversy or claim with respect to any party's performance under this Agreement shall be settled by arbitration in accordance with the laws of The Commonwealth of Massachusetts by a single arbitrator who shall be selected by the American Arbitration Association in Boston, Massachusetts. Such arbitration shall be conducted in the City of Boston in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Punitive damages shall not awarded. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

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     IN WITNESS WHEREOF, the parties hereto have set their hand and seals effective as of the day and year first above written.


                            /s/ Dennis Adomaitis,  Employee
                            --------------------

                            Date:  Jan. 27, 2003
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                            THE J. JILL GROUP, INC., Employer

                            By:    /s/ Olga L. Conley
                                   ------------------
                            Its    President Corp Serv., Chief Financial Officer
                                   ---------------------------------------------
                            Date:  January 27, 2003
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